Exhibit 99.1

Dear Gabriel Shareholders:

Now that the New Year is here, I want to update you on some important Gabriel financial matters, securities matters, litigation matters, and other circumstances.  In addition, I want to report on some significant events that occurred at Gabriel in 2009 and tell you what you might expect from Gabriel in 2010.

First, I apologize for not writing to you over the two past months, but the management and directors of Gabriel have been working on: (1) transitioning Gabriel’s lawsuit against Qualcomm to a new law firm; (2) obtaining short-term financing for Gabriel; 3) obtaining long-term operations financing for Gabriel; 4) evaluating Gabriel’s relative ownership interest in its pending lawsuit against Qualcomm, et. al., and the relative interests in the outcome of the lawsuit that have been or may be assigned to third parties; and, 5) all of the other issues described in more detail below.

1.
Withdrawal of Former Attorneys – Gabriel came to the end of its relationship with its former attorneys in the Qualcomm case and in other Gabriel corporate, patent, etc. matters at the end of 2009. Gabriel is now in arbitration with its former attorneys on the matter of attorneys’ fees and potentially other matters.  Gabriel’s directors believe that the termination of this relationship was/is in the best interests of Gabriel in general, and particularly in its efforts against Qualcomm.  We expect Gabriel’s California counsel to remain involved in the Qualcomm case for the foreseeable future.

2.
New Gabriel Attorneys For Qualcomm Case – After a diligent search, Gabriel is working to engage one of several well-qualified law firms to succeed our former attorneys in the Qualcomm case.  We hope to make an announcement in the next month or so that a new law firm is representing Gabriel as lead trial counsel against Qualcomm.

3.
Next Stages of Qualcomm Lawsuit – Gabriel’s Fourth Amended Complaint in the Qualcomm lawsuit was filed January 11, 2010.  Qualcomm’s Answer to Gabriel’s Fourth Amended Complaint was filed on or about January 21. We expect discovery to begin as soon as parties meet and confer to establish a discovery plan – likely within the next 30 to 60 days.

4.
Gabriel Historical Financial Statements – Under the management of its former officers and directors, Gabriel did not file reports with the SEC, including historical financial statements, since 2006.  The current management has prepared Gabriel’s 2007 annual financial statements, and is working with the Gabriel auditors to finalize them.  We intend to file Gabriel’s historical annual financial statements with the SEC and make them public when this work is completed. As part of the audit process, Gabriel’s auditors will be examining financial statements filed by Gabriel in 2006 and before – to assure the accuracy of those previously filed financial statements. The current Gabriel management and directors cannot verify as accurate the previously filed financial statements of Gabriel, until this audit process is complete.

5.
Action Against Select Former Gabriel Officers, Directors and Third Parties – An action against select former Gabriel officers and directors, and certain third parties, was filed in 2008 at the direction of the former directors of Gabriel. The current Gabriel directors have been assessing this lawsuit, and believe that it may be insufficient in its naming of alleged defendants and in the causes of action alleged. Gabriel’s primary goal in this lawsuit is to possibly recapture for Gabriel monies, securities, and/or interests in the Qualcomm case from persons/entities who may have received them improperly. New counsel has been retained to reassess this lawsuit and to make recommendations to the directors as to the possible filing of an amended complaint.

6.
Gabriel Operations Financing Transaction – Although approximately $5.7 million was invested in Gabriel in late 2007 and early 2008, when the new Gabriel directors were appointed in June of 2009 Gabriel had little or no cash on hand, and was more than $800,000 past due in its payments to its attorneys, its landlord, its insurers, and other creditors. An investment group, including several of Gabriel’s current directors, furnished Gabriel approximately $1 million of financing in 2009; however, this financing is insufficient to pay for future operations of Gabriel.  Therefore, Gabriel recently completed a $500,000 short-term debt transaction to provided needed funds to pay continuing operations of the Company, and Gabriel is now working with its investment bankers on a possible means of securing long-term financing of Gabriel’s operations.  Any and all long-term operations financing transactions entered into by Gabriel will be completed only as necessary, only on the most favorable terms available to Gabriel, and only upon advice and approval of Gabriel’s investment bankers and other advisors that such transactions are fair to the shareholders of Gabriel.  There can be no assurance, however, whether or on what terms, Gabriel will be able to complete a long-term financing.

7.
Assignment of Interests in Possible Proceeds of Qualcomm Lawsuit – In connection with certain financing transactions by Gabriel, and to pay Gabriel’s creditors, Gabriel former directors began the practice, several years ago, of assigning percentage interests in a settlement amount or favorable judgment, if any, that may be obtained by Gabriel in its action against Qualcomm.  We are currently reevaluating this practice.  In the meantime, you should be aware that we estimate that the total percentage interests in the possible proceeds from the Qualcomm lawsuit that previously have been committed by Gabriel, and that might be committed by Gabriel to third parties, etc. in the foreseeable future, will be not less than seventy-five percent (75%) and may be as much as ninety-five percent (95%).  This estimate includes the possible percentage interests that we may assign in connection with the engagement of new lead trial counsel, to obtain litigation financing, and to procure long-term financing for Gabriel.  These interests of third parties in any proceeds from the Qualcomm lawsuit effectively reduce the amount of such proceeds, if any, that will be available to Gabriel and its shareholders.  Of course, there can be no assurance that Gabriel will be able financially to continue to prosecute the Qualcomm lawsuit or, if so, that it will achieve a favorable outcome or receive any significant proceeds from that lawsuit.

8.
Actions Taken Prior To Appointment of New Gabriel Directors – Prior to the current Gabriel directors appointment earlier this year, actions taken at Gabriel over the past several years include, but were not limited to:

A.
Issuance of approximately sixty-six million (66,000,000) shares of Gabriel’s securities, in the form of: stock; stock warrants; stock options, SEUs (Stock Equivalent Units); and warrants on SEUs.  The total authorized number of shares of Gabriel stock is sixty million (60,000,000).  The total number of SEUs and warrants on SEUs is now being ascertained, but this process will take time, as there is no transfer agent for such securities to track their interest.

B.
Loans to Gabriel of $5.7 million in 2007 and 2008, some of which loans are redeemable by the lenders for double their face value beginning in the first quarter of 2011.  We are currently evaluating how the proceeds of these $5.7 million in loans were utilized by the Company.  By April 2009, Gabriel had spent the $5.7 million it procured in 2007 – 2008, and incurred outstanding obligations in excess of $800,000.

C.	Expenditures by Gabriel on corporate matters alone with Gabriel’s former attorneys in excess of $1 million;

D.	The former directors’ issuance to themselves of percentage interests in the result of Gabriel’s action against Qualcomm;

E.
The Company’s failure to hold an annual shareholders meeting within the past three years.  The annual shareholders meeting still cannot be held due to the failure to have current financials filed with the SEC.  This fact continues to hamper Gabriel’s efforts to obtain financing since additional Gabriel stock cannot be authorized by Delaware State authorities without such a shareholders meeting approving such additional stock authorization.  This requires the Gabriel directors to continue to rely on the possible proceeds, if any, of Gabriel’s action against Qualcomm to obtain needed financing.

In short, the new directors continue to be challenged by the issues described above; however, the new directors are committed to: recapture for Gabriel monies, securities, and/or interests in the Qualcomm case from persons/entities who may have received them improperly; achieve financial stability in Gabriel; increase the value of each valid share/warrant/SEU of Gabriel; and, engage new counsel and litigation financing to move the Qualcomm case to discovery and trial as quickly as possible.

Although there can be no assurances, the Gabriel directors continue to believe that Gabriel’s claim against Qualcomm is meritorious, and that our claim vs. Qualcomm holds promise for a possible result of significant economic recovery to Gabriel.

I will continue to advise you of important developments at Gabriel in the future.

Thank you.

/s/ George Tingo
George Tingo
CEO and President, Gabriel Technologies Corporation

THIS LETTER CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  SUCH STATEMENTS INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL EVENTS OR RESULTS TO DIFFER MATERIALLY FROM THE EVENTS OR RESULTS DESCRIBED IN THE FORWARD-LOOKING STATEMENTS, INCLUDING RISKS RELATING TO GABRIEL’S ABILITY TO ACHIEVE ONE OR MORE OF THE OBJECTIVES DESCRIBED IN THIS LETTER, RISKS RELATING TO GABRIEL’S ABILITY TO OBTAIN FUNDING TO PROSECUTE THE QUALCOMM LAWSUIT AND OTHER LITIGATION DESCRIBED IN THIS LETTER, AND THE RISKS AND UNCERTAINTIES REGARDING THE TIMING AND EVENTUAL OUTCOME OF THE QUALCOMM LAWSUIT AND OTHER LITIGATION.  ALL FORWARD-LOOKING STATEMENTS ARE BASED UPON INFORMATION CURRENTLY AVAILABLE TO GABRIEL.  GABRIEL UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.